Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Gary Gaglione, certify that:

1. I have reviewed this annual report on Form 10-K/A (Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2017) of Matinas BioPharma Holdings, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 25, 2018

/s/ Gary Gaglione
Gary Gaglione
Acting Chief Financial Officer
(Principal Financial and Accounting Officer)